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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements (No. 000-54116 and No. 333-140448) on Form S-8 for Manhattan Bancorp and Subsidiaries of our report dated March 30, 2011, with respect to the consolidated statements of financial condition of Manhattan Bancorp and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2010 and 2009, appearing in the Annual Report on Form 10-K of Manhattan Bancorp and Subsidiaries for the years ended December 31, 2010 and 2009.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
March 30, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM